NEWS.....                                                                                            Contact:  Robert S. Merritt or

October 23, 2003, FOR IMMEDIATE RELEASE                                                 Lisa Hathcoat, (813) 282-1225

                                                           OUTBACK STEAKHOUSE, INC.
                                                     REPORTS THIRD QUARTER RESULTS

Tampa, Florida, October 23 --- Outback Steakhouse, Inc. (NYSE-OSI) today reported that net income for the three months ended September 30, 2003 was $37,591,000, equal to $0.48 per share (diluted), including the impact of $5,319,000 for charges to write down impaired assets and  $1,200,000 in expenses resulting from the tragic death of three employees during a robbery at an Outback Steakhouse in Texarkana, compared with $32,822,000 or $0.42 per share (diluted) for the same period in 2002, including the effect of $4,284,000 for charges to write down impaired assets.  For the nine-month period ended September 30, 2003, net income was $124,868,000, equal to $1.59 per share (diluted) compared with $110,852,000 or $1.39 per share (diluted) for the same period in 2002.  Comparative unaudited information provided for all periods has been adjusted to reflect the Company’s method of accounting for its partner programs as discussed below.

Revenues for the quarter increased by 17.3% to $685,339,000, compared with $584,247,000 during the same quarter last year.  For the nine-month period, revenues grew to $2,026,278,000, compared with $1,759,436,000 for the same period in 2002.  System-wide sales grew by 11.9%, to $809,000,000, for the quarter and by 12.1%, to $2,437,000,000, for the nine-month period ended September 30, 2003, compared with the respective periods last year.  System-wide sales is a non-GAAP financial measure that includes sales of all restaurants operating under the Company’s brand names, whether the Company owns them or not.  The two components of system-wide sales, including those of Outback Steakhouse, Inc. and those of franchisees and development joint ventures is provided in the attached supplemental tables.

The Company reported that comparable store sales for the third quarter of 2003 increased by approximately 1.2% for domestic Company-owned Outback Steakhouses and increased by approximately 0.8% for Company-owned Carrabba’s Italian Grills, compared with the third quarter of 2002.  Comparable store sales figures are based on domestic stores opened for more than 18 months.   Average unit volumes increased by approximately 1.0% for all domestic Company-owned Outback Steakhouses and increased by approximately 0.3% for all Company-owned Carrabba’s Italian Grills, compared with the third quarter of 2002.

The Company also announced today that as a result of comments received from the staff of the Securities and Exchange Commission (SEC) in connection with a routine review of the Company’s financial reports, the Company will restate prior years financial statements to reflect the accounting for its partnership programs under the “stock compensation” model rather than the minority interest model that was previously used. Accordingly, expenses associated with the partnership programs will be reflected as operating expenses.  The Company expects to file its restated financial statements as soon as remaining SEC comments are resolved.  Any changes resulting from the remaining SEC comments are not anticipated to have a material effect on the Company’s financial reports.

The restatement will result in an estimated reduction of net income of approximately $6,300,000 for the year ended December 31, 2002 and $5,000,000 for the six months ended June 30, 2003.  The Company is working to determine the effect of the restatement for years prior to 2002.   Reductions in reported net income for the periods to be restated will be reflected in amended Forms 10-Q for first and second quarter 2003, as well as a restated Form 10-K for the year ended December 31, 2002.

The Company will conduct a conference call today, Thursday, October 23, 2003 at 8:00 a.m. Eastern Daylight Savings Time, to discuss its financial results for the third quarter ended September 30, 2003.  The discussion will be carried live on the Internet and can be accessed via the Company’s web site at http://www.outback.com/ under the Company Info, Investor Relations tab.  Replay of the conference call via the Internet will be available at this location for two weeks.

The Company operates 814 Outback Steakhouses, 133 Carrabba's Italian Grills, 21 Fleming’s Prime Steakhouse and Wine Bars, 18 Roy’s, 29 Bonefish Grills, two Lee Roy Selmon’s, and one Cheeseburger in Paradise in 50 states and 21 countries internationally.    More...

STATEMENTS OF OPERATIONS
(in thousands, except for per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2003	2002	2003	2002
		(restated)		(restated)
REVENUES
Restaurant sales........................................................……	$ 680,919	$ 579,677	$ 2,011,716	$ 1,745,654
Other revenues...........................................................……	4,420	4,570	14,562	13,782
Total revenues..........................................................……	685,339	584,247	2,026,278	1,759,436
COSTS AND EXPENSES:
Cost of sales.............................................................……	247,646	212,452	728,833	644,593
Labor & other related...............................................……	167,563	142,490	494,714	425,451
Other restaurant operating........................................……	145,040	120,423	422,687	352,853
Distribution expense to employee partners..................…	14,224	13,694	45,256	42,831
Partner stock buyout expense..................…..................…	1,266	1,162	3,956	3,115
Depreciation and amortization………………………….	21,755	18,589	62,266	53,940
General & administrative.........................................……	26,985	21,656	74,463	64,992
Provision for impaired assets and restaurant closings…..	5,319	4,284	5,319	4,284
Income from operations
of unconsolidated affiliates.....................................……	(1,543)	(1,334)	(4,482)	(4,384)
Total costs and expenses ......................................……	628,255	533,416	1,833,012	1,587,675
INCOME FROM OPERATIONS	57,084	50,831	193,266	171,761
OTHER INCOME (EXPENSE), NET…………………..	(191)	(1,412)	(781)	(2,299)
INTEREST INCOME ..……………...…….…….………	192	799	1,165	1,964
INTEREST EXPENSE ..……………...…….…….………	(487)	(356)	(1,264)	(965)
INCOME BEFORE ELIMINATION OF
MINORITY PARTNERS' INTEREST
AND INCOME TAXES...........................................……	56,598	49,862	192,386	170,461
ELIMINATION OF MINORITY
PARTNERS' INTEREST.........................................……	(247)	(455)	1,865	(619)
INCOME BEFORE PROVISION FOR
INCOME TAXES....................................................……	56,845	50,317	190,521	171,080
PROVISION FOR INCOME TAXES.......................……	19,254	17,495	65,653	59,488
INCOME BEFORE CUMULATIVE EFFECT OF
A CHANGE IN ACCOUNTING PRINCIPLE........……	37,591	32,822	124,868	111,592
CUMULATIVE EFFECT OF CHANGE IN
ACCOUNTING PRINCIPLE (NET) .......................……	-	-	-	(740)
NET INCOME................................………………...……	$ 37,591	$ 32,822	$ 124,868	$ 110,852

BASIC EARNINGS PER SHARE
Income before accounting change……………………….	$ 0.50	$ 0.43	$ 1.66	$ 1.45
Cumulative effect of accounting change…………………	-	-	-	(0.01)
Net income................................………………...………	$ 0.50	$ 0.43	$ 1.66	$ 1.44
BASIC WEIGHTED SHARES OUTSTANDING……….	75,099	76,771	75,415	77,040

DILUTED EARNINGS PER SHARE
Income before accounting change……………………….	$ 0.48	$ 0.42	$ 1.59	$ 1.40
Cumulative effect of accounting change…………………	-	-	-	(0.01)
Net income................................………………...………	$ 0.48	$ 0.42	$ 1.59	$ 1.39
DILUTED WEIGHTED SHARES OUTSTANDING……	78,354	78,576	78,333	79,673

	Three months ended		Nine months ended
	September 30,		September 30,
OUTBACK STEAKHOUSE, INC. RESTAURANT SALES (in thousands):	2003	2002	2003	2002
Outback Steakhouses
Domestic……………...….......................…………………	$ 522,000	$ 477,000	$ 1,557,000	$ 1,441,000
International………...….............................………………	31,000	17,000	77,000	42,000
Total…………………………………………………..	553,000	494,000	1,634,000	1,483,000
Carrabba's Italian Grills………………………………………	78,000	60,000	235,000	184,000
Other………………………………………………………	50,000	26,000	143,000	79,000

Total Company-owned restaurant sales.................................……	$ 681,000	$ 580,000	$ 2,012,000	$ 1,746,000

The following information presents sales for both the franchised and unconsolidated development joint venture restaurants. These are stores that are not owned by the Company and from which the Company only receives a franchise royalty or a portion of their total net income.  Management believes that franchise and unconsolidated development joint venture sales information is useful in analyzing Company revenues because franchisees and affiliates pay service fees and/or royalties that generally are based on a percent of sales.  These sales do not represent sales of the Company, and are presented only as an indicator of the changes in the restaurant system, which management believes is important information regarding the health of the Company’s restaurant brands.

Comparable store sales for franchised and unconsolidated development joint venture restaurants for the third quarter of 2003 increased by approximately 4.5% for domestic Outback Steakhouses and decreased by approximately 1.0% for Carrabba’s Italian Grills, compared with the third quarter of 2002.  Comparable store sales figures are based on domestic stores opened for more than 18 months.  Average unit volumes for franchised and unconsolidated development joint venture restaurants increased by approximately 4.3% for domestic Outback Steakhouses and decreased by approximately 1.7% for domestic Carrabba’s Italian Grills, compared with the third quarter of 2002.

	Three months ended		Nine months ended
	September 30,		September 30,
FRANCHISED AND DEVELOPMENT JOINT VENTURE SALES (in thousands) (1):	2003	2002	2003	2002
Outback Steakhouses
Domestic……………...….......................…………………	$ 86,000	$ 94,000	$ 285,000	$ 284,000
International………...….............................………………	19,000	23,000	63,000	68,000
Total…………………………………………………..	105,000	117,000	348,000	352,000
Carrabba's Italian Grills……………………………………	22,000	23,000	67,000	68,000
Other………………………………………………………	1,000	3,000	10,000	8,000

Total franchised and development joint venture sales (1)	$ 128,000	$ 143,000	$ 425,000	$ 428,000

(1) Franchised and development joint venture sales are not included in Company revenues as reported in Consolidated Statements of Income.

RESTAURANTS IN OPERATION AS OF SEPTEMBER 30:	2003	2002
Outback Steakhouses
Company-owned - domestic……………...….......................…	616	570
Company-owned - international………...….............................	49	30
Franchised and development joint venture - domestic..............	101	118
Franchised and development joint venture - international........	48	53
Total................…....................................................................	814	771
Carrabba's Italian Grills
Company-owned.........................................................................	104	86
Development joint venture.........................................................	29	29
Total. ......................................................................................	133	115
Bonefish Grills
Company-owned.........................................................................	25	7
Franchised and development joint venture.......................................	4	2
Total. ......................................................................................	29	9
Fleming’s Prime Steakhouse and Wine Bars
Company-owned.........................................................................	21	14
Roy’s
Company-owned.........................................................................	17	12
Franchised and development joint venture................................	1	2
Total. ......................................................................................	18	14
Lee Roy Selmon’s
Company-owned ........................................................................	2	1
Cheeseburger in Paradise
Company-owned ........................................................................	1	1

System-wide total.........................................................................	1,018	925